UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 11, 2019

HUDSON GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50129	59-3547281
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Forest Avenue, Old Greenwich, CT		06870
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 351-7300

1325 Avenue of the Americas, New York, NY 10019
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2019, the Board of Directors (the “Board”) of Hudson Global, Inc. (the “Company”) increased the size of the Board and appointed Mimi Drake and Connia Nelson as new independent directors to the Board to fill such vacancies, effective immediately. No decision has been made with respect to the naming of Ms. Drake or Ms. Nelson to any regular committees of the Board.

Ms. Drake and Ms. Nelson will be entitled to the compensation the Company offers its other non-employee directors, including annual retainers and equity compensation. For more information on the compensation of the Company’s directors, please refer to the disclosures under the heading “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 8, 2018.

There are no arrangements or understandings between each of Ms. Drake and Ms. Nelson and any other person pursuant to which either Ms. Drake or Ms. Nelson was selected as a director. Neither Ms. Drake nor Ms. Nelson is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.08	Shareholder Director Nominations.

On February 11, 2019, the Board determined to hold the Company’s next annual meeting of stockholders (the “2019 Annual Meeting”) on May 6, 2019 at the offices of Olshan Frome Wolosky LLP, 1325 Avenue of the Americas, New York, New York 10019. The Board set a record date of March 12, 2019 for the 2019 Annual Meeting.

As the scheduled date of the 2019 Annual Meeting will be more than 30 calendar days prior to the anniversary of the Company’s last annual meeting of stockholders, the deadline for any stockholder proposal, including director nominations, intended to be considered at the 2019 Annual Meeting has been modified. As a result of such modification and pursuant to the Company’s Amended and Restated By-Laws (the “Bylaws”), to be timely, a stockholder’s written notice shall be delivered to the attention of the Company’s Secretary no later than the close of business on February 25, 2019 (the 10th day following the day on which public announcement of the date of the 2019 Annual Meeting is first made). Any such written notice must be comply with all applicable advance notice provisions of the Bylaws. Stockholder proposals intended to be considered for inclusion in the Company’s proxy materials for its 2019 Annual Meeting must comply with the requirements, including the deadline, set forth above as well as all applicable rules and regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

Item 8.01	Other Events.

On February 15, 2019, the Company issued a press release announcing the appointment of Ms. Drake and Ms. Nelson. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

99.1	Press Release of Hudson Global, Inc. dated February 15, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON GLOBAL, INC.

Dated: February 15, 2019	By:	/s/ Jeffrey E. Eberwein
		Name:	Jeffrey E. Eberwein
		Title:	Chief Executive Officer